Exhibit (q)

POWER OF ATTORNEY

WITH RESPECT TO

TIFF INVESTMENT PROGRAM (“TIP”)

By this instrument, each trustee of TIP whose name and signature appears below, constitutes and appoints each of C. Kane Brenan, Lisa L. B. Matson, Christian A. Szautner, and Robert J. Zion his/her attorney-in-fact, each with power of substitution, in any and all capacities, for the sole purpose of executing such registration statements and any and all amendments thereto for TIP as such designee may deem necessary and appropriate and to file the same with exhibits thereto and other documents in connection therewith as may be reasonably necessary and appropriate, with the Securities and Exchange Commission and any other federal or state government agency or body, and hereby ratifies and confirms all that each said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue of this instrument.

March 22, 2022

/s/ Mark L. Baumgartner
Mark L. Baumgartner

/s/ Craig R. Carnaroli
Craig R. Carnaroli

/s/ Jennifer Deger
Jennifer Deger

/s/ William F. McCalpin
William F. McCalpin

/s/ Mai-Anh Tran
Mai-Anh Tran